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                                                                    EXHIBIT 10.1


                                                                GRANT NO.: _____



                           WABASH NATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN

                         RESTRICTED STOCK UNIT AGREEMENT


         Wabash National Corporation, a Delaware corporation (the "Company"), hereby grants restricted stock units for shares of its common stock, $.01 par value, (the "Stock") to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company's 2004 Stock Incentive Plan (the "Plan").

Grant Date:  _________________, 200__

Name of Grantee: ___________________

Grantee's Social Security Number:  _______-____-_______

Number of Restricted Stock Units Covered by Grant:

         at Target Performance:  __________

         at High Performance (Maximum Amount):  __________

         if Threshold Performance Reached:  __________

Purchase Price per Share of Stock:  $_____.___

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Grantee:
         -----------------------------------------------------------------------
                          (Signature)

Company:
         -----------------------------------------------------------------------
                          (Signature)

         Title:
                 ---------------------------------------------------------------


Attachment

         This is not a stock certificate or a negotiable instrument.



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                           WABASH NATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN

                         RESTRICTED STOCK UNIT AGREEMENT


RESTRICTED STOCK                  This grant is an award of restricted stock
UNITS/TRANSFERABILITY             units in is an award of restricted stock units
                                  in the number of units set forth on the cover sheet, subject to the vesting and other conditions described below (the "Restricted
                                  Stock Units"). Your Restricted Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process.

VESTING If you continue to provide services to the Company or a Subsidiary as an employee or a Service Provider ("Services"), the number of your Restricted Stock Units that shall become vested will be determined as of the end of the performance period, _______________, based upon achievement of the performance goals contained on Exhibit A. If your Service terminates for any reason, other than by reason of your death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), prior to _____________, then you will forfeit the Restricted Stock
                                  Units. The resulting aggregate number of vested Restricted Stock Units will be rounded to the nearest whole number, and you may not vest in more than the number of Restricted Stock Units covered by this grant.

                                  No additional Restricted Stock Units will vest after you have ceased to provide Services for any reason.

DELIVERY Upon the vesting of the Restricted Stock Units hereunder, the Company will issue to you a share certificate for the shares of Stock to which such vested Restricted Stock Units relate. You will have no further rights with regard to a Restricted Stock Unit once the share of Stock related to such Restricted Stock Unit has been issued.

                                  Notwithstanding the preceding paragraph, if the shares of Stock would otherwise be delivered to you during a period in which you are: (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company's insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), delivery of the shares of Stock will be delayed until the first date on which you are no longer prohibited from selling shares of



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                                  Stock due to a lock-up agreement or insider
                                  trading or similar plan restriction, but in any event no later than the last day of the calendar year in which the shares of Stock otherwise would have been delivered.

SERVICE TERMINATION               Upon the termination of your Services, other
                                  than by reason of your death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), any Restricted
                                  Stock Units that have not vested hereunder shall immediately be deemed forfeited.

                                  In the event of the termination of your
                                  Services because of your death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock Units that have not vested hereunder shall immediately become fully vested.

WITHHOLDING TAXES                 You agree, as a condition of this grant, that
                                  you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Restricted Stock
                                  Units or delivery of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting in Restricted Stock
                                  Units or delivery of shares arising from this grant, the Company shall have the right to require such payments from you, withhold shares that would otherwise have been issued to you under this Agreement or withhold such amounts from other payments due to you from the Company or any Affiliate.

RETENTION RIGHTS                  This Agreement does not give you the right to
                                  be retained by the Company in any capacity.
                                  The Company reserves the right to terminate your service with the Company at any time and for any reason.

SHAREHOLDER RIGHTS                You do not have any of the rights of a
                                  shareholder with respect to the Restricted
                                  Stock Units. No dividend equivalents will be earned or paid with regard to the Restricted
                                  Stock Units.

FORFEITURE OF RIGHTS              If you should take actions in competition with
                                  the Company, the Company shall have the right to cause a forfeiture of your unvested
                                  Restricted Stock Units, and with respect to those shares of Restricted Stock Units vesting during the period commencing twelve (12) months prior to your termination of Service with the Company due to taking actions in competition with the Company, the right to cause a forfeiture of those shares of Stock
                                  (but the Company will pay you the purchase price without interest).


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                                  Unless otherwise specified in an employment or
                                  other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other relationship with the Company or its Affiliates or at the time of your termination of Service.

ADJUSTMENTS                       In the event of a stock split, a stock
                                  dividend or a similar change in the Stock, the number of Restricted Stock Units covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

APPLICABLE LAW                    This Agreement will be interpreted and
                                  enforced under the laws of the State of
                                  Indiana, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. CERTAIN CAPITALIZED TERMS USED IN THIS AGREEMENT ARE DEFINED IN THE PLAN, AND HAVE THE MEANING SET FORTH IN THE PLAN.

                                  This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

DATA PRIVACY                      In order to administer the Plan, the Company
                                  may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.



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                                  By accepting this grant, you give explicit
                                  consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-US. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

CONSENT TO ELECTRONIC DELIVERY    The Company may choose to deliver certain
                                  statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact the Director of Human Resources to request paper copies of these documents.

         BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.



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                                    EXHIBIT A